                          INDEPENDENT AUDITORS CONSENT

We do hereby consent to the use in this Registration Statement of
ThermoElastic Technologies, Inc. (a Colorado Corporation), on Form S-8 (dated
April 25, 2002) of our report dated December 26, 2001 relating to the September
30, 2001 financial statements of ThermoElastic Technologies, Inc.

/s/ Moffitt & Company, P.C.
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Moffitt & Company, P.C.
Scottsdale, Arizona

April 26, 2002